 SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [   ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[X]           Preliminary Proxy Statement.
[   ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[   ]           Definitive Proxy Statement
[   ]           Definitive Additional Materials
[   ]           Soliciting Material Under Rule 14a-12.

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Arrow International, Inc.
(Name of Registrant as Specified in Its Charter)
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The Robert L. McNeil, Jr. 1983 Trust
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
_____________________________________________________________________________

Payment of Filing Fee (Check the appropriate box):

[X]           No fee required.

[   ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[   ]           Fee paid previously with preliminary materials.

[   ]           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

Preliminary Proxy Statement Dated July 20, 2007

2007 ANNUAL MEETING OF

SHAREHOLDERS OF ARROW INTERNATIONAL, INC.

PROXY STATEMENT

OF

The Robert L. McNeil, Jr. 1983 Trust

This proxy statement and the enclosed [BLUE] proxy card are being furnished to you, the holders of shares of common stock, with no par value, of Arrow International, Inc. a Pennsylvania corporation, in connection with the solicitation by The Robert L. McNeil, Jr. 1983 Trust of proxies for use at the August 31, 2007 annual meeting of shareholders of Arrow International, Inc. and at any adjournments or postponements of the meeting.  Arrow International, Inc. is referred to in this proxy statement as the Company, and The Robert L. McNeil, Jr. 1983 Trust is referred to as The McNeil Trust.  The McNeil Trust owns 4,624,494 shares, or approximately 10%, of the Company’s common stock. With an investment at current market value of approximately $172,639,664 in the Company, our interests are squarely aligned with those of our fellow shareholders. Our only goal is to maximize value for all shareholders, in which we expect to share proportionately.

The McNeil Trust has nominated for election seven directors: Robert J. Campbell, Paul D. Chapman, Robert W. Cruickshank, Eleanor F. Doar, Paul W. Earle, Gregory A. Pratt and Richard T. Niner.

The McNeil Trust is soliciting proxies to—

•
elect a slate of seven highly-qualified nominees to the Company’s board of directors, five of whom have no ties with The McNeil Trust and all of whom are only seeking to benefit the Company’s shareholders; and

•
amend the bylaws of the Company to provide that notwithstanding any provision contained in the bylaws to the contrary, no person shall be eligible to serve as a director of the Company, if, as of the date of his or her election, re-election, appointment or re-appointment to the board of directors such person would be past the age of 72, but this will only apply to nominees for directors at meetings subsequent to the 2007 annual meeting of shareholders and will not affect the unexpired terms of directors elected to the board of directors at the 2007 annual meeting of shareholders.

You, the shareholders, have the ability to approve these proposals and effect the changes advocated by the nominees’ platform.

These nominees support the program of value building for the future promoted by certain members of the Company's top management who have recently been terminated. The nominees are not opposed to a sale of the Company at the right price and at the appropriate time.  However, we and the nominees believe that shareholders will realize greater value at the current time through the continued operation of the Company’s business according to the plan of management.

As we set out in this proxy statement, The McNeil Trust’s nominees collectively have extensive backgrounds in public company financial oversight and accounting, the promotion of investor value and corporate law and governance.  See page 10. The McNeil Trust believes its nominees will bring to the board the independent judgment, experience and diversity of background and perspective that shareholders can trust and that will be applied disinterestedly in the interests of all shareholders.

See “Information About The McNeil Trust” and “Certain Other Information Regarding The McNeil Trust’s Nominees” for information about The McNeil Trust and its nominees.

The McNeil Trust recommends that you vote to elect each of The McNeil Trust’s seven nominees.  Vote the enclosed [BLUE] proxy card.

The Company has announced that the 2007 annual meeting will be held on August 31, 2007.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES OF COMMON STOCK YOU OWN.  THE McNEIL TRUST URGES YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED [BLUE] PROXY CARD PROMPTLY IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH BELOW.  PLEASE DO NOT SIGN ANY PROXY CARD YOU MAY RECEIVE FROM THE COMPANY EVEN THOUGH IT ALLOWS YOU TO VOTE IN FAVOR OF A PROPOSAL THAT THE McNEIL TRUST SUPPORTS.  YOU CAN VOTE FOR THAT PROPOSAL ON THE [BLUE] THE McNEIL TRUST CARD.

You are urged to mark, sign and date the enclosed [BLUE] proxy card and return it in the enclosed envelope whether or not you plan to attend the 2007 annual meeting.  If you need assistance voting your shares of common stock, please call The McNeil Trust’s information agent, _________________, toll-free at ____________ or, if you are a bank or broker, please call collect at _______________.

[If you have already sent in the Company’s [white] proxy card and wish to change your vote, you have every legal right to do so.  Please sign, date and mail the enclosed [BLUE] proxy card. Only your last dated and signed proxy card will count.]

This proxy statement and the accompanying [BLUE] proxy card are first being furnished to the Company’s shareholders on or about 2007.

THE McNEIL TRUST’S REASONS FOR SEEKING

ELECTION OF ITS NOMINEES

For the last several months the board of directors of the Company has been pursuing a sale strategy for the Company. The McNeil Trust believes that this strategy is not appropriate for the Company at this time and its shareholders, and that the board and management should focus on building value at the Company.

THE McNEIL TRUST PLATFORM

Platform

The McNeil Trust is focused on the goal of maximizing shareholder value and on delivering improved operational and financial results for the Company.  If elected, The McNeil Trust’s nominees will work with management to implement these objectives. Specifically, The McNeil Trust’s nominees will advocate:

•	Hiring management personnel to replace certain recently terminated members of top management with individuals of similarly high caliber and like vision for growth.

•
Supporting the program of the Company’s recently terminated top management to improve operating margins and sales growth of the Company by increasing the efficiency and overall capacity of the Company’s manufacturing operations.

•	Assisting management in a policy of making selective acquisitions of distributors and/or distribution rights in key U.S. and international markets.

•	Working closely with management to focus on meeting the needs of the Company’s customers with high-quality products, ongoing service, and the support that the Company’s customers expect from it.

•	Exploring strategic alternatives for the Company in a manner that actively engages and solicits the views of management throughout the process.

The directors put forth by The McNeil Trust intend to pursue these objectives, subject to the exercise of each director’s fiduciary duties.

The McNeil Trust’s Nominees

The McNeil Trust believes that its nominees have the background, talent and experience to effectively promote and implement their platform.  The McNeil Trust’s slate consists of:

•	Robert J. Campbell, who brings to The McNeil Trust’s slate more than 35 years’ experience in the financial services industry.

•
Paul D. Chapman, who currently serves as group president and chief operating officer of Reable Threapeutics (formerly Encore Medical Corporation), a $450 million global orthopedic implant and rehabilitation products company.

•	Robert W. Cruickshank, who brings to The McNeil Trust’s slate more than 30 years’ experience in the financial services industry.

•
Eleanor F. Doar, who currently serves as executive vice president and chief marketing officer at AMCORE Bank, a leading Midwestern financial services company with $5.5 billion in assets and over 75 locations in Illinois, Wisconsin and Iowa.

•	Paul W. Earle, who brings to The McNeil Trust’s slate almost 40 years’ experience in the healthcare/life science industry sector.

•	Gregory A. Pratt, who currently serves as vice chairman of OAO Technology Solutions Inc., an information technology and professional services company.

•	Richard T. Niner, who served as a director of the Company from August, 1982 to May, 2007.

For additional information concerning The McNeil Trust’s nominees, see “Certain Information Regarding The McNeil Trust’s Nominees” below.

THE PROPOSALS

The McNeil Trust is soliciting proxies from the holders of shares of the Company’s common stock to elect seven nominees to fill the seats of the Company’s directorships that expire at the 2007 annual meeting.  The McNeil Trust is also seeking proxy authority to amend the Company’s bylaws to provide that notwithstanding any provision contained in the bylaws to the contrary, no person shall be eligible to serve as a director of the Company, if, as of the date of his or her election, re-election, appointment or re-appointment to the board of directors such person would be past the age of 72.

The election of directors requires a plurality of the votes cast in the election.  The other proposal requires a majority of the votes cast on that matter.  See “Voting Procedures” below.

The McNeil Trust recommends that you vote FOR each of Proposal Nos. 1 and 2 by checking the appropriate boxes and signing, dating and returning the enclosed [BLUE] proxy card.

Election of Directors to Terms Expiring at the annual shareholder meeting in 2008

Proposal No. 1 -- Election of The McNeil Trust’s Nominees as Directors to Terms Expiring in 2008

Proposal No. 1 provides for the election of Robert J. Campbell, Paul D. Chapman, Robert W. Cruickshank, Eleanor F. Doar, Paul W. Earle, Gregory A. Pratt and Richard T. Niner to serve as directors until the 2008 annual meeting of shareholders.  See “Certain Other Information Regarding The McNeil Trust’s Nominees” for information concerning the background and experience of Messrs. Campbell, Chapman, Cruickshank, Doar, Earle, Pratt and Niner.  There are currently eight directors serving on the Company’s board. The McNeil Trust does not know how many directors the Company proposes to nominate. If the Company nominates eight directors and all of The McNeil Trust’s nominees are elected, they would constitute seven of the Company’s eight directors.  If the Company were to nominate additional directors so that The McNeil Trust nominees, if elected, would not constitute a majority of the board, The McNeil Trust may nominate additional directors or challenge the Company’s nominations.

Each of The McNeil Trust’s nominees has consented to being named herein as a nominee for director of the Company and has agreed to stand for election as a director.

Although we have no reason to believe that any of The McNeil Trust’s nominees will be unable to serve as a director, if any The McNeil Trust nominee is not available to serve, we expect that the remaining The McNeil Trust nominees, upon taking office, would seek to work with the other receptive members of the Company’s board to fill the vacancy with an individual willing to consider and implement the nominees’ platform to maximize shareholder value, subject to the exercise of the director’s fiduciary duties.

The McNeil Trust recommends a vote in FAVOR of this proposal.

Amendment of the Company’s Bylaws

Proposal No. 2—Amendment of the Company’s Bylaws to provide that notwithstanding any provision contained in the bylaws to the contrary, no person shall be eligible to serve as a director of the Company, if, as of the date of his or her election, re-election, appointment or re-appointment to the board of directors such person would be past the age of 72; provided that, the foregoing shall only apply to nominees for directors at meetings subsequent to the 2007 annual meeting of shareholders and will not affect the unexpired terms of directors elected to the board of directors at or prior to the 2007 annual meeting of shareholders.

For more information regarding this proposal see “Amendment of Bylaws” in this proxy statement.

The McNeil Trust recommends a vote in FAVOR of this proposal.

INFORMATION ABOUT THE McNEIL TRUST

Mr. Robert L. McNeil, Jr. is the grantor of The McNeil Trust which was established in 1983 for the benefit of Mr. McNeil and his lineal descendants.  Mr. McNeil was a former director of the Company.  Robert W. Cruickshank and Richard. T. Niner serve as co-trustees of The McNeil Trust.

The McNeil Trust’s nominees named below may be deemed to be “participants” in this proxy solicitation, as the term participant is defined in Schedule 14A promulgated under the Securities Exchange Act of 1934.

As of the date of this proxy statement, The McNeil Trust owns beneficially, but not of record, an aggregate of 4,624,494 shares of common stock of the Company's outstanding stock, representing approximately 10% of the outstanding shares.

Additional information about The McNeil Trust and the nominees including information regarding their beneficial ownership of common stock is set forth under the heading “Certain Other Information Regarding The McNeil Trust’s Nominees”.

The McNeil Trust has retained [________] to act as an advisor and to provide consulting, analytic and solicitation services in connection with this proxy solicitation.  [________] is a proxy service company.  It mails documents to shareholders, responds to shareholder questions and solicits shareholder votes for many entities.  [________] does not believe that it or any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation or that Schedule 14A requires the disclosure of certain information concerning [_________]. The business address of [________] is [_____________].  [________] has informed The McNeil Trust that, as of the date of this proxy statement, it does not hold any shares of the Company’s common stock for its own account or for the accounts of others.

BACKGROUND OF THE PROXY SOLICITATION

In the summer of 2005, Mr. Robert W. Cruickshank, a co-trustee of The McNeil Trust, was proposed as a director of the board of the Company.  The McNeil Trust understands that the nominating committee of the board recommended that the full board approve Mr. Cruickshank’s appointment.  Nevertheless, the full board refused to do so.

On August 14, 2006, The McNeil Trust sent a letter to the board of directors of the Company notifying the Company of its intention to present a shareholder proposal for consideration at the Company’s 2007 annual meeting of shareholders and requested that the proposal and an accompanying supporting statement be included in the Company’s proxy statement.

On November 13, 2006, The McNeil Trust received from Dechert LLP, which was apparently serving as counsel to the board, an opposing statement on behalf of the Company to its shareholder proposal.

On November 15, 2006, The McNeil Trust sent a letter to the board of directors of the Company notifying the Company of its proposal to nominate Robert W. Cruickshank, Eleanor F. Doar and Gregory A. Pratt for election to the board of directors at the 2007 annual meeting.

On November 22, 2006, the Company filed a Current Report on Form 8-K with the SEC disclosing that the Company’s annual meeting of shareholders was being rescheduled from January 17, 2007 to April 19, 2007.  The stated reason for the postponement was to allow the board additional time to consider The McNeil Trust’s proposal to nominate Robert W. Cruickshank, Eleanor F. Doar and Gregory A. Pratt for election to the board of directors at the 2007 annual meeting.

On November 27, 2006, The McNeil Trust sent a letter to the board of directors of the Company questioning why the nomination of three directors should occasion a three-month delay in convening the annual meeting.

On February 27, 2007, the Company filed a Current Report on Form 8-K with the SEC disclosing that the Company was delaying its annual meeting of shareholders a second time, from April 19, 2007 to July 17, 2007.

On March 1, 2007, The McNeil Trust sent a letter to the board of directors expressing concern that the Company offered no justification for the second postponement of the annual meeting.  As far as The McNeil Trust is aware, in the three months following the first postponement, neither the board of directors nor any of its committees took any action to consider the nominations made by The McNeil Trust.

On March 6, 2007, the Company filed a Current Report on Form 8-K with the SEC disclosing that Mr. Alan Sebulsky’s, a director of the Company since January 1997, had resigned from the board of directors with immediate effect.  The Company reported that although Mr. Sebulsky was not resigning because of a disagreement with the Company, he did disagree with the board of directors’ recent decision to postpone the Company’s 2007 annual meeting of shareholders from April to July 2007.

On May 4, 2007, Mr. Richard T. Niner sent a letter to the board of directors of the Company resigning his position as a member of the board.  Mr. Niner called into question the attempt to sell the Company, which he believed was not in the best interests of all shareholders at this time, and which he opposed. Mr. Niner observed that the board had never before seriously entertained or pursued a sale of the Company and only did so after The McNeil Trust notified the board in

August 2006 that The McNeil Trust intended to propose a bylaw amendment, and nominate three candidates of its own at the 2007 annual meeting of shareholders.

On May 9, 2007, R. James Macaleer, the Company’s lead director sent a letter to Mr. Niner accepting his resignation.

On May 9, 2007, the Company announced to its employees that the board of directors formed an independent special committee to explore and evaluate strategic alternatives aimed at enhancing shareholder value, which may include a sale of the Company.

On May 15, 2007, Mr. Niner sent a letter to the board of directors of the Company in response to the letter sent to him by Mr. Macaleer.  Mr. Niner reiterated his opposition to the sale process because he believed that a sale at this time would not be in the interests of the Company.

On May 17, 2007, Mr. Macaleer sent a letter to Mr. Niner articulating the board’s belief that it was appropriate to develop the Company’s sale options so they could be presented at the annual meeting.

 On May 17, 2006, The McNeil Trust sent a letter to the board of directors of the Company notifying the Company of its proposal to nominate Carl G. Anderson, Jr., Robert J. Campbell, Paul D. Chapman, Paul W. Earle and Richard T. Niner for election to the board of directors of the Company at the 2007 annual meeting of stockholders.  These five nominations were in addition to The McNeil Trust’s earlier nominations of Mr. Cruickshank, Ms. Doar and Mr. Pratt.

On May 31, 2007, Mr. Macaleer sent a letter to The McNeil Trust notifying The McNeil Trust that in order to allow the special committee sufficient time to fulfill its duties in a deliberate, careful manner, and in order to present the fullest, fairest options to the Company’s shareholders, the Company had designated August 31, 2007 as the date of the 2007 annual meeting of shareholders.

On May 31, 2007, Carl G. Anderson Jr., was terminated as Chief Executive Officer of the Company and removed as Chairman of the Board of Directors of the Company and James T. Hatlan was terminated as Senior Vice President of the Company. Effective as of May 31, 2007, Philip B. Fleck was appointed interim President and Chief Executive Officer of the Company.

On May 31, 2007, Mr. Anderson informed The McNeil Trust that pursuant to the terms of his separation agreement with the Company, he was not able to serve on the slate of The McNeil Trust for the election of directors at the 2007 annual meeting.

CERTAIN OTHER INFORMATION REGARDING THE McNEIL TRUST’S NOMINEES

Background

Set forth below are the name, age, present principal occupation, employment history and directorships of each of The McNeil Trust’s nominees for at least the past five years.  This information has been furnished to The McNeil Trust by the respective McNeil Trust nominees.  Each of The McNeil Trust’s nominees has consented to serve as a director of the Company.  Each of The McNeil Trust’s nominees is at least 18 years of age. None of the entities referenced below is a parent or subsidiary of the Company.

Robert J. Campbell, age 48, has been a partner of Beck, Mack & Oliver LLC,  an investment management firm, since 1991.  He has over 35 years experience in the financial services industry. Mr. Campbell is currently a director of Camden National Corporation (“CNC”) (AMEX:CNC), a mid-tier bank and Acadia Trust N.A, CNC’s trust and investment subsidiary.

Paul D. Chapman, age 58, currently serves as group president and chief operating officer of Reable Therapeutics (formerly Encore Medical Corporation), a $450 million global orthopedic implant and rehabilitation products company. Previously, Mr. Chapman served as chief executive officer of Chattanooga Group, Inc., a leading physical medicine and rehabilitation products company from January 1994 to February 2002.

Robert W. Cruickshank, age 61, has operated his own advisory firm for more than five years.  He has over 30 years experience in the financial services industry.  Mr. Cruickshank has been a co-trustee of The McNeil Trust since its inception, and in that capacity shares responsibility for its investment decisions, advisor selection and portfolio allocation.  Mr. Cruickshank is currently a director of Calgon Carbon, Corp. (NYSE: CCC), a company engaged in the manufacture of activated carbon, and Hurco Companies Inc. (NASDAQ: HURC), a company engaged in vertical machining centers. He has been a director of over 10 publicly traded companies in the past 20 years.

Eleanor F. Doar, age 49, currently serves as executive vice president and chief marketing officer at AMCORE Bank, a leading Midwestern financial services company with $5.5 billion in assets and over 75 locations in Illinois, Wisconsin and Iowa.  Previously, Ms. Doar was senior vice president, marketing director since 2002;  vice president of advertising and public relations since 1996 and marketing manager for the Vintage Funds since 2001. Ms. Doar is a Certified Financial Marketing Professional (CFMP). Ms. Doar earned her Bachelor's degree from Princeton University and is a graduate of the University of Wisconsin Graduate School of Banking in Madison, WI.

Paul W. Earle, age 67, currently serves as an executive search and leadership consultant at Spencer Stuart, LLC, one of the four largest global executive search firms in the world.  Mr. Earle has been an employee of Spencer Stuart since 1988.  Mr. Earle has almost 40 years experience in the healthcare/life science industry sector, including 14 years at the national level dealing with major healthcare public policy issues through his involvement with the American Hospital Association from 1968 to 1982 and 6 years as the chief financial officer of New England Deaconess Hospital (now known as Caregroup), a Harvard Teaching Hospital from 1982 to 1988.

Gregory A. Pratt, age 58, has been vice chairman of OAO Technology Solutions Inc., an information technology and professional services company, since 2002.  Mr. Pratt served as president and chief executive officer of OAO Technology Solutions from 1998 to April 2002. Prior to joining OAO Technology Solutions, Mr. Pratt was founder and chief executive officer of Enterprise Technology Group from 1997 to 1998, a systems integrator providing implementation, integration, and training services for ERP software applications. Mr. Pratt was president and chief operating officer for Intelligent Electronics from 1992 to 1996; and served in senior executive management positions for Atari Corporation and Commodore International, Ltd.  Mr. Pratt is a CPA and holds an MBA from the Wharton School at the University of Pennsylvania.  Mr. Pratt is a director of Carpenter Technology Corporation (NYSE:CRS), where he serves as chairman of the governance committee; and AmeriGas Partners LP (NYSE:APU), where he is chairman of the audit committee.

Richard T. Niner, age 67, served as a director of the Company from August 1982 to May 2007.  Mr. Niner has served as general partner of Wind River Associates L.P., a private investment partnership, since January 1999. From 1988 to 1999, he served as general partner of Brynwood Management II L.P., the general partner of a private investment partnership. Mr. Niner currently serves as a director of Hurco Companies Inc. (NASDAQ: HURC), a company engaged in vertical machining centers. Mr. Niner has been a co-trustee of The McNeil Trust since its inception, and in that capacity shares responsibility for its investment decisions, advisor selection and portfolio allocation.

The following table sets forth certain information concerning ownership of shares of the Company by the nominees of The McNeil Trust.

McNeil Trust Nominee	Number of Shares Beneficially Owned	Percentage Ownership
Robert J. Campbell	-	-
Paul D. Chapman	-	-
Robert W. Cruickshank (1)	4,624,494	10%
Eleanor F. Doar	-	-
Paul W. Earle	-	-
Gregory A. Pratt	-	-
Richard T. Niner (2)	6,313,980	14%
____________________

(1)	Represents shares held by The McNeil Trust, of which Mr. Cruickshank serves as a co-trustee, as to which he disclaims beneficial ownership.

(2)	Includes 4,642,494 shares held by The McNeil Trust, of which Mr. Niner serves as a co-trustee, as to which he disclaims beneficial ownership.

All of The McNeil Trust’s nominees are citizens of the United States.

Except as set forth in this proxy statement, to the best knowledge of The McNeil Trust, none of The McNeil Trust, any of the persons participating in this proxy solicitation on behalf of The McNeil Trust, The McNeil Trust’s nominees and, with respect to items (i), (vii) and (viii) of this paragraph, any associate (within the meaning of Rule 14a-1 of the Securities Exchange Act of 1934) of the foregoing persons (i) owns beneficially, directly or indirectly, any securities of the Company, (ii) owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company, (iii) owns any securities of the Company of record but not beneficially, (iv) has purchased or sold any securities of the Company within the past two years, (v) has incurred indebtedness for the purpose of acquiring or holding securities of the Company, (vi) is or has within the past year been a party to any contract, arrangement or understanding with respect to any securities of the Company, (vii) since the beginning of the Company’s last fiscal year has been indebted to the Company or any of its subsidiaries in excess of $60,000 or (viii) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.  In addition, except as set forth in this proxy statement, to the best knowledge of The McNeil Trust, none of The McNeil Trust, any of the persons participating in this proxy solicitation on behalf of The McNeil Trust, The McNeil Trust’s nominees and any associates of the foregoing persons, has had or is to have a direct or indirect material interest in any transaction or proposed transaction with the Company in which the amount involved exceeds $120,000, since the beginning of the Company’s last fiscal year.

Except as set forth in this proxy statement, to the best knowledge of The McNeil Trust, none of The McNeil Trust’s nominees, since the beginning of the Company’s last fiscal year, has been affiliated with (i) any entity that made or received, or during the Company’s current fiscal year proposes to make or receive, payments to or from the Company or its subsidiaries for property or services in excess of five percent of either the Company’s or such entity’s consolidated gross revenues for its last full fiscal year, or (ii) any entity to which the Company or its subsidiaries were indebted at the end of the Company’s last full fiscal year in an aggregate amount exceeding five percent of the Company’s total consolidated assets at the end of such year.  None of The McNeil Trust’s nominees is, or during the Company’s last fiscal year has been, affiliated with any law or investment banking firm that has performed or proposes to perform services for the Company.

To the best knowledge of The McNeil Trust, none of the corporations or organizations in which The McNeil Trust’s nominees have conducted their principal occupation or employment was a parent, subsidiary or other affiliate of the Company, and The McNeil Trust’s nominees do not hold any employment position or office with the Company or have any family relationship with any executive officer or director of the Company or have been involved in any proceedings, legal or otherwise, of the type required to be disclosed by the rules governing this solicitation.

AMENDMENT OF BYLAWS

The McNeil Trust is seeking approval to amend the Company’s bylaws to provide that no person shall be eligible to serve as a director of the Company, if, as of the date of his or her election, re-election, appointment or re-appointment to the board of directors such person would be past the age of 72. This will only apply to nominees for directors at meetings subsequent to the 2007 annual meeting of shareholders and will not affect the unexpired terms of directors elected to the board of directors at or prior to the 2007 annual meeting of shareholders.

The McNeil Trust believes it is in the best interests of a public company to balance stability and continuity of its board with the benefits of fresh ideas, new outlook and diversification of expertise that accompany the regular election of new directors.   Many sizeable public companies promote this goal by adopting age limits for directors. Most companies that have implemented age limits set the retirement age between 70 and 72.  This permits qualified directors to serve during the prime of their active professional careers, while requiring them to step aside and allow new board members to take their place at a fixed time for all directors.  By providing for a uniform retirement age for all directors, the board can avoid the dissention and ill-will that may result when only certain directors are requested to step down to make place for new directors.  An age limit will also encourage the nomination of individuals to the board in the earlier stages of their professional careers, when they can be expected to serve for a period of time that will promote board continuity, even as directors periodically retire to allow for the introduction of newer perspectives to the board.

According to a report by a well-known executive search firm in November 2006, approximately 78% of companies in the S&P 500 have a mandatory retirement age.  For example, Cisco Systems, Inc., The Walt Disney Company and Pfizer, Inc. have instituted policies on a mandatory retirement age for directors.

  If the bylaw amendment being proposed were in effect last year, two of the Company’s current directors, who together have served for over 60 years, would have been ineligible for re-election at last year’s annual meeting.  One additional director currently serving on the board would be ineligible to be nominated for election at this year’s annual meeting. Together, these directors constitute over one-third of the current board.

If approved by the Company’s shareholders, the proposed bylaw would be effective for the election or appointment of all directors following the 2007 annual meeting, but would not affect the election of directors at this year’s annual meeting.

The McNeil Trust recommends that you vote FOR the bylaw amendment.  See Proposal No. 2 under “The Proposals.”

AUDITORS

The McNeil Trust anticipates that the Company will appoint PriceWaterhouseCoopers LLP as the independent accountants to audit the Company’s financial statements for fiscal 2007. In the past the Company has stated that a representative of PriceWaterhouseCoopers LLP is expected to be available at the annual meeting and will have an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions.

SOLICITATION OF PROXIES

The McNeil Trust has retained [________] to act as an advisor in connection with this proxy solicitation.  In connection with its retention by The McNeil Trust, [________] has agreed to provide consulting and analytic services and solicitation services with respect to banks, brokers, institutional investors and individual shareholders.

Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of shares of common stock for which they hold of record and The McNeil Trust will reimburse them for their reasonable out-of-pocket expenses.

The expenses related directly to this proxy solicitation are expected to aggregate approximately $150,000 and will be borne by The McNeil Trust.  These expenses include fees and expenses for attorneys, proxy solicitors, printing, postage, filing expenses and other costs incidental to the solicitation.  Of this estimated amount, approximately $25,000 has been spent to date.  The actual costs and expenses could be materially different than the estimated amounts and, in particular, could be substantially higher if for any reason litigation is instituted in connection with the matters related to this proxy statement.

The purpose of the proposals in this proxy statement is to advance the interests of all the Company’s shareholders.  Therefore, The McNeil Trust believes that its expenses related to this proxy solicitation should be borne by the Company and it intends to seek reimbursement of such expenses from the Company whether or not this proxy solicitation is successful.  The question of reimbursement of the expenses of The McNeil Trust by the Company will not be submitted to a shareholder vote.

If you have any questions about this proxy solicitation or voting your shares or require assistance, please contact:

[_______________________________].

OTHER MATTERS

This proxy solicitation is being made by The McNeil Trust and not on behalf of the board of directors or management of the Company.  The McNeil Trust is not aware of any other matters to be brought before the Company’s 2007 annual meeting, except as set forth herein.  Should other matters be brought before the 2007 annual meeting, by having signed and returned the enclosed [BLUE] proxy card, you will have authorized the persons named as proxies in the enclosed [BLUE] proxy card to vote on all such matters in their discretion.

The Company’s filings with the SEC contains information regarding (1) financial information of the Company; (2) securities ownership of certain beneficial owners and management of the Company; (3) the committees of the board of directors; (4) the meetings of the board of directors and all committees thereof; (5) the business background and employment biographies of the Company’s nominees for election to the board of directors; (6) the compensation and remuneration paid and payable to the Company’s directors and management; and (7) the Company’s stock price performance in relation to an assumed group of “peers” or market-based indices.  Shareholders are referred to the Company’s filings for this information.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

The Company’s proxy statement with respect to the 2007 annual meeting will indicate the date that proposals of the Company’s shareholders intended to be presented at the Company’s 2008 annual meeting must be received by the Company in order for them to be considered for inclusion in the Company’s proxy statement.  The Company’s shareholders are referred to the Company’s proxy statement in connection with the 2007 annual meeting for such information.

INFORMATION REGARDING THE COMPANY

The information concerning the Company contained in this proxy statement has been taken from or is based upon documents and records on file with the SEC and other publicly available information.  The McNeil Trust has no knowledge that would indicate that statements relating to the Company contained in this proxy statement in reliance upon publicly available information are inaccurate or incomplete.

VOTING PROCEDURES

Who is entitled to vote?

If the Company’s stock records show that you are a shareholder as of the close of business on the record date for the 2007 annual meeting, you are entitled to vote the shares of common stock that you held on such date.  Even if you sell your shares after the record date for the 2007 annual meeting, you will retain the right to execute a proxy in connection with the 2007 annual meeting.  Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

Can I attend the meeting?

All shareholders of record of the Company’s common stock at the close of business on _________, 2007, the record date for the 2007 annual meeting, or their designated proxies, are authorized to attend the 2007 annual meeting.  If your shares are held of record by a bank, broker or other nominee, you will need to obtain a “legal proxy” form from your bank or broker if you wish to vote at the 2007 annual meeting.

What constitutes a quorum?  How will abstentions and broker non-votes be counted?

The holders of a majority of the Company’s common stock outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the 2007 annual meeting.  The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining whether a quorum is present. With respect to the election of directors (elected by a plurality of the votes), abstentions will not be taken into account in determining the outcome of the election. With respect to the other matter being considered, abstentions are not considered "cast" and will not be taken into account in determining the outcome of the votes on that matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and will not be taken into account in determining the outcome of the votes on that matter.

Shares as to which voting instructions are given as to at least one of the matters to be voted on or which the nominee has the discretion to vote on at least one of the matters presented at the 2007 annual meeting will be deemed to be represented at the meeting and be counted for purposes of determining whether a quorum is present, even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a “broker non-vote”).  Shares as to which a proxy is submitted to us without instructions will deemed to be represented at the meeting and be counted for purposes of determining the presence of a quorum, and our representatives will vote your shares in favor of Proposals Nos. 1 and 2.  Broker non-votes will not be counted as votes for, nor the withholding of authority for, the election of our nominees (Proposal No. 1).  They will also not be considered votes for or against The McNeil Trust's bylaw proposal (Proposal No. 2), and will have no effect on the outcome of that vote.

How do I vote?

Voting by proxy for holders of shares registered in the name of a brokerage firm or bank.  If your shares are held by a broker, bank or other nominee (i.e., in “street name”), only your bank or broker can give a proxy with respect to your shares.  You should receive a proxy card from your bank or broker which you must return in the envelope provided in order to have your shares voted.  If you have not received a proxy card from your bank or broker, you may contact it directly to provide it with instructions on how you wish to vote.  If you need assistance in dealing with your bank or broker, please contact [____________].

Voting by proxy for holders of shares registered directly in the name of the shareholder.  If you hold your shares in your own name as a holder of record, you may vote your shares by marking, signing, dating and mailing the [BLUE] proxy card in the postage-paid envelope that has been provided to you by The McNeil Trust.  To vote your shares in accordance with your instructions at the 2007 annual meeting, we must receive your proxy as soon as possible but, in any event, prior to the 2007 annual meeting.

Vote in person.  If you are a registered shareholder and attend the 2007 annual meeting, you may vote in person by completing a ballot provided for this purpose at the meeting.  You may also deliver your completed [BLUE] proxy card at the meeting to a representative of The McNeil Trust.  “Street name” shareholders who wish to vote at the 2007 annual meeting will need to obtain a “legal proxy” form from the broker, bank or other nominee that holds their shares of record and must bring that document to the meeting in order to vote in person at the 2007 annual meeting.  If you need assistance, please contact [_______________].

What should I do if I receive a proxy card which is not BLUE?

If you submit a proxy to us by signing and returning the enclosed [BLUE] proxy card, do NOT sign or return the proxy card or follow any voting instructions provided by the Company’s board of directors unless you intend to change your vote, because only your latest-dated proxy will be counted.

Can I revoke my proxy instructions?

You may revoke your proxy at any time before it has been exercised by:

•	submitting a written revocation with the Corporate Secretary of the Company or [________];

•	submitting a duly executed proxy bearing a later date with the Corporate Secretary of the Company or [________] or

•	appearing in person and voting by ballot at the 2007 annual meeting as described above under “How do I vote? -- Vote in Person.”

Any shareholder of record as of the record date of the 2007 annual meeting attending the 2007 annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the 2007 annual meeting will NOT constitute revocation of a previously given proxy.

If you choose to revoke a proxy by giving written notice or a later-dated proxy to the Corporate Secretary of the Company, we would appreciate if you would assist us in representing the interests of shareholders on an informed basis by sending us a copy of your revocation or proxy or by calling

[________], at [________]. Banks and brokers may call collect at [________]. Remember, your latest-dated proxy is the only one that counts.

Will other matters be voted on at the annual meeting?

We are not now aware of any matters to be presented at the 2007 annual meeting other than the election of directors and The McNeil Trust’s bylaw amendment proposal.  If any other matters not described in the proxy statement are properly presented at the 2007 annual meeting, including matters incidental to the conduct of the 2007 annual meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

If I plan to attend the annual meeting, should I still submit a proxy?

Whether you plan to attend the 2007 annual meeting or not, we urge you to submit a proxy.  Returning the enclosed [BLUE] proxy card will not affect your right to attend the 2007 annual meeting.

How will my shares be voted?

If you give a proxy on the accompanying [BLUE] proxy card, your shares will be voted as you direct.  If you submit a proxy to us without instructions, our representatives will vote your shares in favor of  Proposal Nos. 1 and 2.  Submitting a BLUE proxy card will entitle our representatives to vote your shares in accordance with their discretion on matters not described in this proxy statement that may arise at the 2007 annual meeting, including matters incident to the conduct of the 2007 annual meeting.  Unless a proxy specifies otherwise, it will be presumed to relate to all shares held of record on the record date for the 2007 annual meeting by the person who submitted it.

How can I receive more information?

If you have any questions about giving your proxy or about our solicitation, or if you require assistance, please call [_____________].  Banks and brokers may call collect at [_____________].

______________________________________

Your vote is important.  No matter how many or how few shares you own, please vote  to elect The McNeil Trust’s nominees by marking, signing, dating and mailing the enclosed [BLUE] proxy card promptly.

THE ROBERT L. McNEIL, JR. 1983 TRUST

August __, 2007

FORM OF PROXY SOLICITED ON BEHALF OF
THE ROBERT L. McNEIL, JR. 1983 TRUST

The undersigned shareholder of Arrow International, Inc., a Pennsylvania corporation (the “Company”), on August __, 2007 (the “record date”), hereby appoints Robert W. Cruickshank or Richard T. Niner or either of them, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock, with no par value, of the Company, which the undersigned would be entitled to vote if personally present at the 2007 Annual Meeting of Shareholders of the Company to be held on August 31, 2007, and at any and all postponements and adjournments thereof as indicated on this proxy.

IF YOU SIGN, DATE AND RETURN THIS CARD WITHOUT INDICATING YOUR VOTE ON ONE OR MORE OF THE FOLLOWING PROPOSALS, YOU WILL BE DEEMED TO HAVE VOTED IN FAVOR OF PROPOSAL NOS. 1 AND 2.  IF YOU VOTE OR ABSTAIN WITH RESPECT TO ONE OR MORE OF THE FOLLOWING PROPOSALS, THIS PROXY CARD WILL REVOKE ANY PREVIOUSLY EXECUTED REVOCATION OF PROXY WITH RESPECT TO SUCH PROPOSALS.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE McNEIL TRUST STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF PROPOSAL NOS. 1 AND 2.

Proposal No. 1 -- Election of Robert J. Campbell, Paul D. Chapman, Robert W. Cruickshank, Eleanor F. Doar, Paul W. Earle, Gregory A. Pratt and Richard T. Niner.

[__________________] as Directors with Terms Expiring in 2008.

FOR [    ]                      AGAINST [    ]

(Instruction: If you wish to vote for the election of certain of the nominees, but not all of them, check the “FOR” box above and write the name of the person(s) you do not wish elected in the following space: ________________________________________.  If no box is marked above with respect to this Proposal, the undersigned will be deemed to vote for such Proposal, except that the undersigned will not be deemed to vote for the election of any candidate whose name is written in the space provided above.)

Proposal No. 2—Amendment of Bylaws to that notwithstanding any provision contained in the bylaws to the contrary, no person shall be eligible to serve as a director of the Company, if, as of the date of his or her election, re-election, appointment or re-appointment to the board of directors such person would be past the age of 72; provided that, the foregoing shall only apply to nominees for directors at meetings subsequent to the 2007 annual meeting of shareholders and will not affect the unexpired terms of directors elected to the board of directors at or prior to the 2007 annual meeting of shareholders.

FOR [    ]                      AGAINST [    ]                                           ABSTAIN [    ]

And in the discretion of the proxies appointed hereunder, on such other business as may properly come before the meeting.

IMPORTANT: THIS PROXY MUST BE SIGNED AND DATED TO BE VALID.

Dated:

___________________________

___________________________
Signature:

___________________________
Signature (if held jointly):

___________________________
Title or Authority

Please sign exactly as name appears hereon.  If shares are registered in more than one name, the signature of all such persons should be provided.  A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title.  Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such.  If a partnership, please sign in the partnership name by an authorized person.  The proxy card votes all shares in all capacities.

PLEASE MARK, SIGN AND DATE THIS PROXY BEFORE MAILING THE PROXY IN THE ENCLOSED ENVELOPE.

If you have any questions or need assistance in voting your shares, please contact [________] toll-free at [________] or if you are a bank or broker please call collect at [________].